Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Delays Filing of Form 10-K

Goleta, California, April 14, 2015 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the home care setting, today announced that it is delaying the filing of its Annual Report on Form 10-K for the year ended December 31, 2014.

During the first quarter of 2015 management discovered certain potential accounting matters, prompting its Audit Committee, with the assistance of independent advisors, to commence an internal investigation. Specifically, in February 2015, management identified a documentation issue where certain direct-to-consumer sales representatives appeared to have submitted modified documentation in violation of Inogen policies. Inogen has notified the SEC of the Audit Committee’s investigation.

On April 1, 2015, Inogen filed with the SEC a Form 12b-25, Notification of Late Filing, with regard to its Form 10-K. Inogen recently determined that it requires additional time to file its Form 10-K because the Audit Committee investigation is not complete.

After the Audit Committee completes its investigation, management will evaluate the impact of any adjustments on its historical financial statements and release final results for the quarterly period and year ended December 31, 2014. In connection with the investigation, Inogen also evaluated its internal controls and determined that it has a material weakness related to internal control over sales documentation. While this material weakness does not appear likely to result in a material misstatement of the Company’s historical financial statements, the Company is in the process of implementing a remediation plan to supplement internal control over financial reporting to address this material weakness.

Subject to the completion of the Audit Committee’s investigation, Inogen anticipates meeting or exceeding its 2014 guidance and is reaffirming its 2015 guidance for revenue, adjusted EBITDA, and net income. Inogen will announce its fourth quarter and fiscal year 2014 financial results as soon as practicable following the completion of the Audit Committee investigation.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding Inogen’s current estimates of full year 2014 and 2015 financial results, and statements regarding the internal investigation. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results. Factors that may cause future results to differ materially from management’s current expectations include, among other things, the discovery of additional information relevant to the internal investigation; the conclusions of the Audit Committee (and the timing of the conclusions) concerning matters relating to the internal investigation; the timing of the review by, and the conclusions of, our independent registered public accounting firm regarding the internal investigation and our financial statements; the risk that the completion and filing of the Form 10-K will take longer than expected; risks arising from the possibility that Inogen will not realize anticipated revenue; the impact of reduced reimbursement rates, including in connection with the implementation of the competitive bidding and the newly released Center for Medicare and Medicaid Services (CMS) rules; the possible loss of key employees, customers, or suppliers; intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products; and risks relating to recently filed securities class action lawsuits against us and certain members of our executive management team in United States District Court for the Central District of California. In addition, Inogen’s business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; its ability to successfully launch new products and applications; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business and operating results are contained in Inogen’s Annual Report on Form 10-K for the year ended December 31, 2013 and in Inogen’s subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor Relations Contact:

ir@inogen.net

805-562-0500 ext. 7

Media Contact:

Byron Myers

805-562-0503